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                                                                   EXHIBIT 10.4

                        CONTINGENT PAYMENT AGREEMENT


         THIS CONTINGENT PAYMENT AGREEMENT (the "Agreement") made and entered into this 4th day of May, 1995, by and among YOUNG DENTAL MANUFACTURING COMPANY, a Missouri corporation ("Buyer"), THE RICHARD C. NEMANICK TRUST dated July 25, 1978 ("Nemanick"), one of the stockholders of LORVIC HOLDINGS, INC., a Delaware corporation ("Lorvic Holdings"), and BOATMEN'S TRUST COMPANY (the "Escrow Agent"). All capitalized terms not defined herein shall have the same meanings as set forth in the Purchase Agreement (as herein defined).

         WHEREAS, Buyer and the stockholders of Lorvic Holdings, including Nemanick, are parties to a certain Stock Purchase Agreement made as of May 4, 1995 (the "Purchase Agreement"), pursuant to which Buyer is purchasing all of the capital stock of Lorvic Holdings and its wholly owned subsidiary, The Lorvic Corporation, a Delaware corporation ("Lorvic Corporation");

         WHEREAS, Nemanick is willing to represent and warrant that for the tax periods ending on or before the Closing Date of Lorvic Holdings and Lorvic Corporation, neither Lorvic Holdings nor Lorvic Corporation shall have any tax liabilities, together with any interest, penalties, additions to tax or additional amounts with respect thereto, for any tax matter other than those Lorvic Holdings represents and warrants to have been paid or properly reflected on the Closing Balance Sheet pursuant to Section 3.1(o) of the Purchase Agreement ("Excess Taxes");

         WHEREAS, Buyer desires to withhold Five Hundred Thousand Dollars ($500,000) (the "Initial Escrow Amount") from Nemanick and to make the payment of the same contingent upon the expiration of the applicable statutes of limitation without the assessment of any Excess Taxes which Nemanick represents and warrants that neither Lorvic Holdings nor Lorvic Corporation owes; and

         WHEREAS, Buyer is willing to deposit the Initial Escrow Amount with the Escrow Agent upon the terms hereof;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties hereto agree as follows:

         1. Representation and Warranty of Nemanick. Nemanick represents and warrants to Buyer that for the tax periods of Lorvic Holdings and Lorvic Corporation ending on or before Closing Date, neither Lorvic Holdings nor Lorvic Corporation shall have any liability for Excess Taxes. This representation and warranty shall survive until such time as the assessment or collection of any Excess Taxes with respect to any tax periods of Lorvic Holdings or Lorvic Corporation ending on or before the
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Closing Date is prevented by the operation of any law or rule of law.

         2. Establishment of Escrow Account. The Escrow Agent shall establish at is offices located at St. Louis, Missouri an escrow account (the "Escrow Account") and shall cause all funds deposited into the Escrow Account to be held, invested and distributed in accordance with the terms of this Agreement. The amount deposited into the Escrow Account, together with any proceeds of investments thereof, that may be held in the Escrow Account from time to time are hereinafter referred to as "Escrow Funds." The Escrow Agent shall keep appropriate records to reflect the current value from time to time of the Escrow Funds, including appropriate adjustments for disbursements and income earned and losses in respect thereof.

         3. Delivery of Escrow Funds. Buyer hereby agrees to deliver or cause to be delivered to Escrow Agent in accordance with the terms of this Agreement the Initial Escrow Amount, in cash, to be held hereunder as Escrow Funds.

         4. Investment of Escrow Funds. The Escrow Funds shall be invested and reinvested by the Escrow Agent in the Escrow Agent's Tax Exempt Money Market Fund or, if otherwise specifically directed to do so by Buyer, in obligations issued or guaranteed by any state or political subdivision thereof (including stripped obligations the principal of and interest on which have been separated and offered for sale separate from each other) and, rated in the second highest category if rated as short term obligations or not lower than the third highest category if rated as long term obligations by Moody's Investors Service, Inc. ("Moody's") or by Standard & Poor's Corporation ("Standard & Poor's"), each of New York, New York, or their respective successors.

         5. Notice of Claim. (a) Defense of Claim. Promptly after the assertion by any governmental agency against Lorvic Holdings or Lorvic Corporation of a claim that either Lorvic Holdings or Lorvic Corporation may be liable for any Excess Tax (a "Claim"), Buyer shall promptly notify Nemanick. Thereupon, Nemanick shall have the right, upon written notice (the "Defense Notice") to Buyer within 30 days after receipt by Nemanick of notice of the Claim (or sooner if such claim so requires) to conduct, at Nemanick's own expense, the defense against the Claim. In the event of a Claim, Nemanick shall have the right to reasonable access to the pertinent documents and records of Lorvic Holdings and/or Lorvic Corporation in the defense of a Claim. The Defense Notice shall specify the counsel Nemanick shall appoint to defend such Claim. Buyer shall have the right to employ separate counsel in any such Claim and/or participate in the defense thereof, but the fees and expenses of such counsel shall not be included as part of any amount to be reimbursed hereunder. Nemanick shall apprise Buyer of all significant developments. In

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the event Nemanick shall fail to (i) give a Defense Notice within such 30 day period, or (ii) provide a reasonable defense against the prosecution of a Claim, Buyer may conduct such defense and the cost thereof shall be reimbursable from the Escrow Funds, as provided in Paragraph (b) hereof.

         (b) Payment to Buyer. Upon joint written instructions by Buyer and Nemanick to the Escrow Agent, Buyer shall be entitled to payment from the Escrow Funds for the following:

              (i) The full amount of any Excess Tax payable to a taxing jurisdiction; and

             (ii) All reasonable costs and expenses incurred in defending any Claim for Excess Tax in the event that Nemanick fails to provide a reasonable defense.

         The amount(s) subject to reimbursement pursuant to this Paragraph (b) shall be calculated net of any amounts which have been previously recovered by Buyer from other collateral sources (such as contractual indemnities of any person which are contained outside this Agreement).

         6. Earnings. The Escrow Agent shall remit to Buyer, on or before March 10 of each year during the term hereof, an amount, which shall be certified to the Escrow Agent by Buyer and Nemanick, equal to the Federal, State and local tax liability of Buyer with respect to the taxable income of the Escrow Funds for the prior calendar year. Buyer shall pay all taxes due on such earnings and shall indemnify and hold Nemanick harmless therefrom.

         7. Release of Escrow Funds. Upon joint written instructions by Buyer and Nemanick to the Escrow Agent, the Escrow Agent shall release and pay to Nemanick the remaining balance of the Escrow Funds as soon as practicable after either of the following events:

                 (a) the time that the assessment or collection of any Excess Taxes is prevented by operation of any law or rule of law; or

                 (b) Richard C. Nemanick fails to receive any monetary compensation to which he is entitled under that certain Employment and Noncompetition Agreement dated May 4, 1995 between Richard C. Nemanick and Buyer.

         8. Parties' Interest and Escrow Funds. The interest of the Parties in the Escrow Funds shall not be subject to sale, assignment, transfer, pledge, encumbrance or other disposition while held in the Escrow Account, except as specifically contemplated by Section 15 hereof.





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         9.  Responsibility of the Escrow Agent.  The Escrow Agent accepts the agency created by this Agreement upon the terms and conditions hereof and undertakes to perform such duties and only such duties as are specifically set forth herein. No provision of this Agreement shall be construed to relieve the Escrow Agent from liability for its own gross negligence or willful misconduct, except that:

                 (a) The duties and obligations of the Escrow Agent shall be determined solely by the express provisions of this Agreement, and no implied covenants, duties or obligations shall be read into this Agreement against the Escrow Agent nor shall the Escrow Agent be bound by the provisions of any other agreements between the other parties hereto beyond the specific terms hereof; the Escrow Agent shall not be liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion, rights, duties, privileges or powers conferred upon it by this Agreement; the Escrow Agent shall not be liable for any error of judgment made in good faith by a responsible officer or officers of the Escrow Agent, unless the Escrow Agent was grossly negligent in ascertaining the pertinent facts or in employing such officer or officers; and the Escrow Agent shall not be liable to any person with respect to any action taken, omitted or suffered to be taken by it in accordance with the provisions of this Agreement or in accordance with the written directions of Nemanick or Buyer as provided herein or of a court of competent jurisdiction except in the case of the Escrow Agent's gross negligence or willful misconduct.

                 (b) The Escrow Agent may act in reliance upon and be protected in acting or refraining from acting upon any instrument or signature believed to be genuine and may assume that any person purporting to give any writing, notice, advice or instruction in connection with the provisions hereof has been duly authorized to do so.

                 (c) The Escrow Agent may consult with counsel, auditors and other experts and any opinion of counsel or written opinion of such auditors or other experts shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by the Escrow Agent thereunder in good faith and in accordance with such opinion of counsel or opinion of such auditors or other experts within the area of their respective expertise.

                 (d) The Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any rights hereunder either directly or by or through its agents or attorneys. Nothing in this Agreement shall be deemed to impose upon the Escrow Agent any liability to any other





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         person as a result of any failure of the Escrow Agent to qualify to do business or to act as fiduciary or otherwise in any jurisdiction other than the jurisdiction of its formation.

                 (e) No property held in escrow by the Escrow Agent hereunder shall be subject to any setoff, counterclaim, recoupment or other right which the Escrow Agent may have against either of the other parties hereto or against any other person for any reason whatsoever.

                 (f) If any dispute arises between Buyer and Nemanick as to which of them is entitled to delivery of the disputed portion of the Escrow Funds, or if the Escrow Agent is uncertain as to its obligations hereunder, the Escrow Agent may, but shall not be obligated to, either (i) commence an interpleader action against Buyer and Nemanick in any state court located within St. Louis County, Missouri, or federal court located in St. Louis, Missouri, and deposit the disputed Escrow Funds with such court, whereupon the Escrow Agent may apply to the court for an order discharging it from all further liability to any other party to this Agreement, or (ii) refrain from any action and continue to hold the disputed portion of the Escrow Funds pending a resolution of the dispute by either a court of competent jurisdiction or by a written agreement signed by Buyer and Nemanick. For the purposes of any action or proceeding contemplated by clause (i) above, each party hereby consents to the jurisdiction of said courts and agrees that service of process in any such action or proceeding may be made by certified or registered mail at the address for notices to such party provided in this Agreement.

         10. Expenses; Indemnification. Each of (i) Buyer and (ii) Nemanick agrees to pay one-half of any fees or expenses charged by the Escrow Agent for its services to be performed hereunder. In addition, Buyer and Nemanick hereby agree jointly to indemnify the Escrow Agent for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence or willful misconduct on the part of the Escrow Agent, arising out of or in connection with its entering into this Agreement and carrying out its duties hereunder, including the costs and expenses of defending itself against any claim of liability.

         11. Removal and Resignation. The Escrow Agent may at any time be removed by the written direction of Nemanick and Buyer. The Escrow Agent or any successor escrow agent may at any time resign and be discharged of the agency hereby created by giving written notice to each of Nemanick and Buyer specifying the date upon which it desires that such resignation shall take effect. Such removal or resignation shall take effect on the date specified in the notice of removal or resignation, which date shall not be earlier than 60 days after the giving of the notice





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of removal or resignation unless a successor escrow agent shall have been appointed pursuant to Section 12 hereof and shall have accepted such appointment, in which event such removal or resignation shall take effect immediately upon the acceptance by such successor escrow agent. In the event of such removal or resignation, Buyer and Nemanick shall take prompt steps to have a successor escrow agent appointed in the manner hereinafter provided.

         12. Appointment of Successor Escrow Agent. If at any time the Escrow Agent shall resign or be removed or if at any time a vacancy shall occur in the office of the Escrow Agent for any other cause, a successor escrow agent shall be appointed by a written instrument executed by Buyer and Nemanick and delivered to the Escrow Agent and the successor escrow agent. Upon acceptance of said instrument by the successor escrow agent, the resignation or removal of the Escrow Agent shall become effective and such successor escrow agent shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder. If no successor escrow agent shall have been appointed at the effective date of resignation of the Escrow Agent, the Escrow Agent or either other party hereto shall petition a court of competent jurisdiction for the appointment of a successor and the Escrow Agent's duties shall be purely ministerial until such appointment is effective.

         13. Termination. This Agreement shall terminate upon the release of all Escrow Funds held in the Escrow Account hereunder pursuant to Section 7 hereof or upon written agreement of the parties hereto, which agreement, in the case of the Escrow Agent, shall not be unreasonably withheld.

         14. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission, telexed or mailed by overnight delivery service or by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

                 To the Escrow Agent:

                          Boatmen's Trust Company
                          Corporate Trust Department
                          510 Locust Street
                          St. Louis, Missouri  63101
                          Telecopier No.:  314-466-2469
                          Attention:  H. E. Bradford





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                 To Buyer:

                          Young Dental Manufacturing Company
                          13705 Shoreline Court East
                          Earth City, Missouri  63045
                          Telecopier No:  314-344-0021
                          Attention:  Chief Financial Officer

                 To Nemanick:

                          Richard C. Nemanick
                          900 Cabernet
                          Town & Country, Missouri  63017


         15. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Escrow Agent, Buyer and Nemanick and their respective successors and permitted assigns. Any reference to a party contained in this Agreement shall be deemed to apply to such party's successors and permitted assigns to the extent there shall be any. No party hereto may assign its rights and obligations hereunder without the written consent of the other parties hereto. Any purported assignment in violation of the provisions of this Section 15 shall be null and void.

         16. Amendments and Modifications. This Agreement may not be amended or modified in any respect without the express written consent of Buyer, Nemanick and the Escrow Agent.

         17. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Missouri without regard to the conflict of laws principles thereof.

         18. Counterparts. This Agreement may be executed in any number of counterparts, and by any party on a separate counterpart, each of which as so executed and delivered shall be deemed an original but all of which together shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement as to any party hereto to produce or account for more than one such counterpart executed and delivered by such party.

         19. No Waiver. The failure of any party to insist, in any one or more instances, upon the timely performance of any of the terms, covenants or conditions of this Agreement and to exercise any right hereunder, shall not be construed as a waiver or relinquishment of the future performance of any such term, covenant or condition or the future exercise of such right, but the obligations of the other parties with respect to such future performance shall continue in full force and effect.





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         20.  Descriptive Headings.  The descriptive heading of the sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.


         IN WITNESS WHEREOF, each of the Escrow Agent, Buyer and Nemanick have caused this Agreement to be duly executed and delivered, all as of the date first above written.


                                              BOATMEN'S TRUST COMPANY


                                              By: /s/ Jerry Rector
                                                 -------------------------------



                                              YOUNG DENTAL MANUFACTURING COMPANY



                                              By:/s/ George E. Richmond
                                                 -------------------------------




                                              THE RICHMOND C. NEMANICK TRUST

                                              By:/s/ Richard C. Nemanick
                                                 -------------------------------
                                                 RICHARD C. NEMANICK, Trustee





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